Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



To the Board of Directors and Shareholders
Citizens Communications Company:

We consent to the incorporation by reference in the Registration Statement (No. 33-52873) on Form S-3, in the Registration Statement (No. 33-63615) on Form S-3, in the Registration Statement (No. 333-58044) on Form S-3, in the Registration Statement (No. 333-91054) on Form S-8, in the Registration Statement (No. 333-61432) on Form S-8, in the Registration Statement (No. 333-71821) on Form
S-8, in the Registration Statement (No. 333-71597) on Form S-8, in the Registration Statement (No. 333-71029) on Form S-8, in the Registration Statement (No. 333-138483) on Form S-4, in the Registration Statement (No. 33-42972) on Form S-8 and in the Registration Statement (No. 33-48683) on Form S-8, of Citizens Communications Company and subsidiaries of our reports dated February 28, 2007, with respect to the consolidated balance sheets of Citizens Communications Company and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2006, management's assessment of effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006, annual report on Form 10-K of Citizens Communications Company and subsidiaries. Our reports refer to the adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" and Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements as of January 1, 2006 and Statement of Financial Accounting Standards No. 158, " Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" as of December 31, 2006.



                                                              /s/ KPMG LLP


Stamford, Connecticut
February 28, 2007